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                                                                      EXHIBIT 23

                       [PRICEWATERHOUSECOOPERS LETTERHEAD]


CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statements of Perceptron, Inc. and Subsidiaries on Form S-8 (File Nos. 33-63666, 33-63664, 33-85656, 33-93910, 333-00444, 333-00446, 333-65001, 333-65007,
333-92643, 333-92645 and 333-92647) and on Form S-3 (File Nos. 33-78594,
333-24239 and 333-29263) of our report dated August 9, 2000, on our audits of the consolidated financial statements and financial statement schedule of Perceptron, Inc. and Subsidiaries as of June 30, 2000, June 30, 1999 and December 31, 1998 and for the fiscal year ended June 30, 2000, the six month period ended June 30, 1999 and the calendar years ended December 31, 1998 and 1997, which report is included in this Annual Report on Form 10-K for the fiscal year ended June 30, 2000.





PricewaterhouseCoopers LLP

Detroit, Michigan
September 22, 2000